Exhibit 99.1

Marriott International Outlines Three Year Growth Plan at Security Analyst Meeting
Strong Fee and Free Cash Flow Growth Could Lead to
15% to 20% Adjusted Diluted EPS Growth Over Three-Year Period Through 2025

BETHESDA, MD, September 27, 2023 – Marriott International, Inc. (NASDAQ: MAR) today will present the company’s three-year financial model through 2025 at its meeting with institutional investors and security analysts at the W South Beach in Miami Beach, Florida.

In the presentation, the company will reiterate its 2023 outlook given in August and introduce two-year compounded annual growth rates (CAGRs) from 2023 to 2025 for certain key performance metrics. Marriott will outline its plan to add 230,000 to 270,000 net rooms over three years, expanding its industry-leading global portfolio to nearly 1.8 million rooms by year-end 2025. This represents a three-year CAGR for net rooms of 5.0 to 5.5 percent. In addition, the company’s model assumes global RevPAR growth at a two-year CAGR of 3 to 6 percent from 2023 to 2025, after rising 12 to 14 percent this year.

“With global travel poised for continued robust growth, our strategy is to deliver the best brands and experiences for consumers, to attract and retain the most loyal guests and to be in more places around the world. These are our three paths to win,” said Anthony Capuano, President and Chief Executive Officer, Marriott International. “As consumers continue to prioritize travel and experiences, we are focused on transforming our technology platform while leveraging our powerful revenue engines and our leading Marriott Bonvoy loyalty program to connect people through the power of travel. With our extraordinary associates around the world, I am incredibly optimistic about Marriott’s future.”

Given the assumptions in its three-year model, the company could produce the following results:

•Total gross fee revenues could rise 16 to 18 percent year-over-year in 2023 and at a 6.5 to 9.5 percent two-year CAGR to reach $5.4 to $5.8 billion in 2025.
•Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) could increase 18 to 21 percent year-over-year in 2023 and at a 7 to 10 percent two-year CAGR to reach $5.2 to $5.7 billion in 2025.
•Adjusted diluted earnings per share (adjusted diluted EPS) could rise 25 to 29 percent year-over-year in 2023 and at a 10 to 15 percent two-year CAGR to reach $10.10 to $11.45 in 2025.
•Shareholders could see $1.9 to $2.0 billion in dividends, assuming a 25 percent payout ratio, and $9.8 to $11.6 billion in share repurchases, for total shareholder returns of $11.7 to $13.6 billion over the three-year period through 2025.

“Our asset-light and resilient business model drives powerful results,” said Leeny Oberg, Chief Financial Officer and Executive Vice President, Development. “We expect to produce significant free cash flow and earnings growth over the next few years and create meaningful value for our shareholders.”

Growth Areas
As part of the presentation of its three-year financial model, Marriott will discuss the priority it is placing on generating valuable global rooms growth over the long term. The company will discuss its efforts to grow the distribution of its more than 30 leading brands, while also introducing new brands and offerings that meet customers’ evolving needs. It will highlight the following key priorities that support its growth plans – midscale, extended stay, leisure and luxury, and conversions.

The company expects to follow a tailored development approach in its expansion in the affordable midscale segment, recognizing differences by continent to accommodate regional customer and owner expectations. To date, Marriott has completed an acquisition (the City Express brand portfolio) in the Caribbean and Latin America region, created a midscale extended stay brand in the U.S. & Canada region (StudioRes) and, just this morning, announced a new brand for its Europe, Middle East and Africa region (Four Points Express by Sheraton). The company also plans to further expand in the extended stay segment, having recently announced the launch of Apartments by Marriott Bonvoy.

Marriott is also emphasizing luxury and leisure offerings. It is currently leading in luxury distribution globally, with nearly 500 open luxury hotels and 17 percent of the market, approximately 1.5 times the size of its next largest competitor. The company remains focused on extending its leading position with another 225 luxury properties in the pipeline. Conversions, particularly multi-unit conversions, are also a critical piece of the company’s overall growth strategy. In the first six months of 2023, conversions accounted for 63 percent of room signings, including the MGM Resorts transaction, and 25 percent excluding MGM.

Continued robust growth in Marriott’s branded residential business, cobrand credit card offerings and other adjacencies such as The Ritz-Carlton Yacht Collection are also expected to enhance the company’s fee growth. Marriott expects to continue its disciplined approach to investing capital in long term value enhancing projects that drive cash flow growth.

Marriott will provide a live webcast of today’s investor and security analyst conference. The live webcast will be available on September 27, 2023, from approximately 8:00 AM to 12:30 PM Eastern Daylight Time in the U.S. Slides and video from the meeting will be provided through a live webcast via Marriott’s investor relations web site. The slides contain a three-year financial model through 2025, including estimates of adjusted EBITDA and adjusted diluted EPS, as well as non-GAAP financial measure reconciliations for those and all other non-GAAP financial measures referenced, as appropriate. The non-GAAP financial measure reconciliations are available here. Copies of slides will be available for download at the website listed below at approximately 7:00 AM Eastern Daylight Time. Those wishing to access the webcast should log onto www.marriott.com/investor, and select the 2023 Security Analyst Meeting link. Presentation materials from the meeting and the webcast replay will be available online after the meeting. A transcript of the meeting will also be available on the company's website.

Note on forward‐looking statements:
This material contains “forward‐looking statements” within the meaning of federal securities laws, including statements related to future RevPAR, rooms growth, fees, cash flow, earnings, investment spending, dividends, share repurchases, and other financial and/or performance measure estimates, outlook and assumptions; the impact of new brands and offerings; our development pipeline and outlook; our planned technology enhancements; travel and lodging demand trends and expectations; our sustainability-related goals and targets; the size and strength of our loyalty program; our approach to capital investment; our plans and strategies; our future prospects; our creation of shareholder value; and similar statements concerning possible or anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10‐K and Quarterly Reports on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this material. We make these statements as of September 27, 2023, and we undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 8,600 properties across more than 30 leading brands in 139 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly awarded travel program. For more information, please visit our website at www.marriott.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

IRPR#1

Media Contact
Melissa Froehlich Flood
Marriott International
+1 (301) 380-4839
newsroom@marriott.com

Investor Relations Contacts
Jackie Burka McConagha
Marriott International
+1 (301) 380-5126
jackie.mcconagha@marriott.com

Betsy Dahm
Marriott International
+1 (301) 380-3372
betsy.dahm@marriott.com

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